UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 4, 2018
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Spain Asset Purchase Agreement

On October 1, 2018, Establishment Labs Holdings Inc. (the “Company”), through a wholly owned subsidiary, European Distribution Center Motiva BVBA (“BVBA”), entered into an asset purchase agreement (the “Spain Asset Purchase Agreement”) with Motiva Matrix Spain SL (the “Spain Seller”) to purchase certain assets from the Spain Seller. The assets purchased included all existing inventory previously sold by the Company to the Spain Seller and all customer relationships and contracts. The aggregate purchase price for the assets purchased was the aggregate sum of book value of the inventory at the time of the transaction (subject to certain adjustments as set forth in the Spain Asset Purchase Agreement) plus a cash payment of one million six hundred sixteen thousand euros (€1,616,000.00) to be paid to the Spain Seller no later than December 1, 2018 following repayment by the Spain Seller to the Company of outstanding debt in the amount of one million nine hundred seventy-seven thousand six hundred eighty-six euros and ninety-eight cents (€1,977,686.98).

Germany Asset Purchase Agreement

On October 3, 2018, BVBA entered into an asset purchase agreement (the “Germany Asset Purchase Agreement”) with Menke Med GmbH (the “Germany Seller”) to purchase certain assets from the Germany Seller. The assets purchased included all existing inventory previously sold by the Company to the Germany Seller and all customer relationships and contracts. The aggregate purchase price for the assets purchased was the aggregate sum of book value of the inventory at the time of the transaction plus a cash payment of up to a maximum of one million nine hundred twenty thousand euros (€1,920,000) to be paid out in installments upon the achievement of certain milestones as set forth in the Germany Asset Purchase Agreement.

Germany Agency Agreement

Concurrently with the Germany Asset Purchase Agreement, BVBA also entered into a commercial agency agreement (the “Agency Agreement”) with the Germany Seller whereby the Germany Seller was appointed as its exclusive commercial agent in Germany to promote, market and sell the Company’s products in the country.

The foregoing descriptions of the Spain Asset Purchase Agreement, Germany Asset Purchase Agreement and Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Spain Asset Purchase Agreement, Germany Asset Purchase Agreement and the Agency Agreement, which are filed hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on October 4, 2018 announcing the transactions contemplated by the Spain Asset Purchase Agreement, Germany Asset Purchase Agreement and Agency Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No. Description

2.1	Asset Purchase Agreement by and among European Distribution Center Motiva BVBA and Motiva Matrix Spain SL, dated as of October 1, 2018
2.2	Asset Purchase Agreement by and among European Distribution Center Motiva BVBA and Menke Med GmbH, dated as of October 3, 2018
2.3	Commercial Agency Agreement by and among European Distribution Center Motiva BVBA and Menke Med GmbH, dated as of October 3, 2018
99.1	Press Release of Establishment Labs Holdings Inc. dated October 4, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	October 4, 2018	By:	/s/ Renee Gaeta
		Name:	Renee Gaeta
		Title:	Chief Financial Officer